Exhibit 99.1

EXECUTION VERSION

VOTING AGREEMENT, dated as of July 23, 2012, between Genesee & Wyoming Inc., a Delaware corporation (“Parent”), and RR Acquisition Holding LLC (the “Stockholder”) (the “Agreement”).

WHEREAS, Parent, Jaguar Acquisition Sub Inc., a Delaware corporation (“Merger Sub”), and RailAmerica, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of Parent;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Stockholder beneficially owns (as defined under Rule 13d-3 of the Exchange Act) and is entitled to vote at least 30,350,000 shares of Company Common Stock (such shares of Company Common Stock, together with any shares of Company Common Stock acquired by the Stockholder after the date hereof being referred to herein as the “Subject Shares” of the Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Authority; Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which any properties or assets of the Stockholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to the Stockholder or the properties or assets of the Stockholder. No consent, approval, order, authorization or permit of, or registration, declaration or filing with, or notification to, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(b) The Subject Shares. The Stockholder is the record and beneficial owner of and has good and valid title to, the Subject Shares, free and clear of any Liens, except for pledges in favor of the lenders pursuant to credit agreements in place as of the date hereof between the Stockholder and such lenders with respect to certain of the Subject Shares (any such pledge, an “Existing Pledge”). The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement. The Stockholder further represents that any proxies heretofore given in respect of the Stockholder’s Subject Shares are revocable, and represents and declares that all such proxies are hereby revoked. The Stockholder hereby represents and warrants to Parent that no default (or similar event) has occurred under such credit agreements and no event has occurred which with the giving of notice or the passage of time would become a default (or similar event) under such credit agreements.

SECTION 2. Covenants of the Stockholder. The Stockholder covenants and agrees as follows:

(a) At any meeting of the stockholders of the Company, however called, or at any adjournment thereof or postponement thereof, to seek the Company Required Vote with respect to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement or any other Transaction Document (such other transactions, “Related Transactions”), the Stockholder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and the Stockholder shall vote (or cause to be voted), the Subject Shares of the Stockholder in favor of granting the Company Required Vote.

(b) At any meeting of stockholders of the Company or at any adjournment or postponement thereof, the Stockholder shall vote (or cause to be voted), the Subject Shares of the Stockholder against, and shall not consent to (and shall cause the Subject Shares of the Stockholder not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Takeover Proposal and/or (iii) any amendment of the Company Certificate of Incorporation or the Company Bylaws or other proposal or transaction involving the Company or any Subsidiary of the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any other Transaction Document, the Merger or any Related Transaction or change in any manner the voting rights of any capital stock of the Company (collectively, “Frustrating Transactions”). The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Other than this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any shares of Company Common Stock to any person (other than (1) pursuant to the Merger, (2) any pledges of Company Common Stock in favor of the lenders in connection with existing credit agreements underlying Existing Pledges (the “Existing Credit Agreements”) or any amendments to or refinancings thereto (the “Future Credit Agreements” and, together with such Existing Credit Agreements, the “Credit Agreements,” and, such pledges created pursuant to Future Credit Agreements being referred to as “Future Pledges,” and, together with the Existing Pledges, the “Pledges”), provided that the number of shares of Company Common Stock subject to all Pledges shall not at any time exceed the number of shares of Company Common Stock pledged under the Existing Pledges as of the date hereof, or (3) subject to Section 4(c), pursuant to any foreclosures on any Pledges, provided further that this clause (i) shall be construed so as to not violate any covenants or restrictions contained in any Credit Agreements or Pledges that may prohibit Stockholder from agreeing to any restrictions on Transfer that may be more restrictive than existed as of the date of such Credit Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any shares of Company Common Stock and shall not commit or agree to take any of the foregoing actions.

(d) The Stockholder and the Other Fortress Entities shall not, nor shall any of their respective officers, directors or employees, and the Stockholder shall not authorize or permit any investment banker, attorney or other adviser or representative to, directly or indirectly, (i) solicit, initiate, encourage or take any other action to facilitate any inquiries with respect to a potential Takeover Proposal or Frustrating Transaction or the submission of any Company Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any Takeover Proposal or Frustrating Transaction. The Stockholder promptly shall advise Parent orally and in writing of any Takeover Proposal or Frustrating Transaction or inquiry made to the Stockholder with respect to or that is reasonably likely to lead to any Takeover Proposal or Frustrating Transaction, the identity of the person making any such Takeover Proposal, Frustrating Transaction or inquiry and the material terms of any such Takeover Proposal, Frustrating Transaction or inquiry. The Stockholder and the Other Fortress Entities and their respective officers, directors and employees, shall, and the Stockholder shall direct its investment banker, attorney or other adviser or representative to, immediately cease any discussions or negotiations regarding any proposal that constitutes or is reasonably likely to lead to any Takeover Proposal or Frustrating Transaction. “Other Fortress Entities” shall mean Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., Fortress Investment Fund IV (Coinvestment Fund A) L.P., Fortress Investment Fund IV (Coinvestment Fund B) L.P., Fortress Investment Fund IV (Coinvestment Fund C) L.P., Fortress Investment Fund IV (Coinvestment Fund D) L.P., Fortress Investment Fund IV (Coinvestment Fund F) L.P. and Fortress Investment Fund IV (Coinvestment Fund G) L.P. and RR Acquisition MM LLC.

(e) The Stockholder shall not, nor shall the Stockholder authorize or permit any investment banker, attorney or other adviser or representative of the Stockholder to, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, any other Transaction Agreements, the Merger or any Related Transactions without the prior written consent of Parent, except as may be required by applicable Law or Order.

(f) The Stockholder hereby (i) waives, and agrees not to exercise or assent to, any appraisal rights under Section 262 in connection with the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent or any of their respective successors relating to the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any Related Transactions (other than any claims against Parent (or its successors) to the extent relating to or based upon any alleged breach by Parent of this Agreement).

(g) Without limiting the generality of the foregoing, immediately following the execution of this Agreement and the Merger Agreement, the Stockholder shall execute and deliver to the Company (with a copy thereof to Parent) the Stockholders’ Written Consent.

(h) In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares with respect to any Transfer not permitted hereunder.

(i) The Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement or the Proxy Statement the Stockholder’s identity and ownership of the Subject Shares, this Agreement and the nature of such Stockholder’s obligations under this Agreement.

SECTION 4. Termination. (a) This Agreement shall terminate upon the earliest of (i) the termination of this Agreement by the mutual written consent of Parent and the Stockholder, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms.

(b) Notwithstanding the foregoing, (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of this Agreement and (ii) Sections 2(f) and 5 of this Agreement shall survive the termination of this Agreement. In no event shall any of the representations, warranties, covenants and other agreements in this Agreement (other than the covenants and other agreements set forth in Sections 2(f) and 6), including any rights arising out of any breach of such representations, warranties, covenants and other agreements (other than the covenants and other agreements set forth in Sections 2(f) and 6), survive the Effective Time.

(c) Notwithstanding anything to the contrary herein, in the event of a foreclosure pursuant to a Pledge on any shares of Company Common Stock beneficially owned by the Stockholder that are Subject Shares, such shares of Company Common Stock shall immediately and without any action by any party hereto cease to be deemed Subject Shares for any purpose under this Agreement; provided, however, that any shares of Company Common Stock beneficially owned by the Stockholder at the time of such foreclosure that are not Subject Shares and are not subject to such foreclosure shall immediately and without any action by any party hereto be deemed Subject Shares for all purposes under this Agreement; provided further, however, that in no event shall the number of shares of Company Common Stock so substituted exceed the number of Subject Shares being replaced.

SECTION 5. Additional Matters. (a) The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(b) The Stockholder is executing this Agreement solely in its capacity as the record holder and beneficial owner of such Stockholder’s shares of Company Common Stock, and nothing in this Agreement shall limit or otherwise restrict any officer or director of the Stockholder or any of its Affiliates from taking or not taking any action in his or her capacity as an officer of the Company or any Subsidiary of the Company or a member of the Company Board of Directors (or any committee thereof) or the board of directors of any Subsidiary of the Company (or any committee thereof).

SECTION 6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given (and shall be deemed to have been given upon receipt) if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.2 of the Merger Agreement and to the Stockholder at its address as set forth in the Company’s stock records (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to a Section or subsection, such reference shall be to a Section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to the Stockholder. This Agreement shall become effective against the Stockholder when one or more counterparts have been executed by the Stockholder and delivered to Parent. Each party need not sign the same counterpart.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of the Stockholder or by the Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permissible assigns.

(i) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(j) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Court of Chancery of the State of Delaware and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Genesee & Wyoming Inc.

By:	/s/ John C. Hellmann
Name: John C. Hellmann
Title: Chief Executive Officer and President

By:	/s/ Timothy J. Gallagher
Name: Timothy J. Gallagher
Title: Chief Financial Officer

RR Acquisition Holding LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer